EXHIBIT 2.1












                            STOCK PURCHASE AGREEMENT

                                      AMONG

                          SUTTER HOLDING COMPANY, INC.,

                          EASTON MORTGAGE CORPORATION,

                                    RCH, LLC,

                                TIMOTHY A. BIRCH,

                              STONE WILLIAMS, LLC,

                                 CRAIG R. BUSH,

                                LAWRENCE ANSPACH

                                       AND

                                   DIANA MEAD






                             DATED DECEMBER 31, 2002

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE 1 DEFINITIONS..........................................................1
     1.1   "Accounts"..........................................................1
     1.2   "Accountants".......................................................1
     1.3   "Affiliate".........................................................1
     1.4   "Agreement".........................................................1
     1.5   "Audited Financial Statements"......................................1
     1.6   "Balance Sheet".....................................................1
     1.7   "Birch".............................................................1
     1.8   "Bush"..............................................................2
     1.9   "Buyer".............................................................2
     1.10  "Buyer Indemnified Parties".........................................2
     1.11  "Claim".............................................................2
     1.12  "Claim Notice"......................................................2
     1.13  "Closing"...........................................................2
     1.14  "Closing Date"......................................................2
     1.15  "Closing Financial Statements"......................................2
     1.16  "COBRA".............................................................2
     1.17  "Code"..............................................................2
     1.18  "Common Stock"......................................................2
     1.19  "Company"...........................................................2
     1.20  "Competitive Business"..............................................2
     1.21  "Disclosure Schedules"..............................................2
     1.22  "DM"................................................................2
     1.23  "DOL"...............................................................2
     1.24  "EBITDA"............................................................2
     1.25  "Employee Benefit Plan".............................................2
     1.26  "Encumbrance".......................................................3
     1.27  "ERISA".............................................................3
     1.28  "ERISA Affiliate"...................................................3
     1.29  "Financial Statements"..............................................3
     1.30  "GAAP"..............................................................3
     1.31  "Guaranty"..........................................................3
     1.32  "HIPAA".............................................................3
     1.33  "Indemnified Parties"...............................................3
     1.34  "Indemnifying Parties"..............................................3
     1.35  "Intellectual Property".............................................3
     1.36  "Intangibles".......................................................3
     1.37  "Interim Financial Statements"......................................3
     1.38  "IRS"...............................................................3
     1.39  "Knowledge" or "knowledge"..........................................3
     1.40  "LA"................................................................4
     1.41  "Leased Property"...................................................4
     1.42  "Losses"............................................................4
     1.43  "Material" or "material"............................................4
     1.44  "Material Adverse Effect" or "material adverse effect"..............4
     1.45  "Measurement Period"................................................4

     1.46  "Notes".............................................................4
     1.47  "Net Worth".........................................................4
     1.48  "Ordinary Course of Business" or "ordinary course of business"......4
     1.49  "Permits"...........................................................4
     1.50  "Person"............................................................4
     1.51  "Personal Property".................................................4
     1.52  "Pledge Agreement"..................................................4
     1.53  "Purchase Price"....................................................4
     1.54  "RCH"...............................................................4
     1.55  "RCH Members".......................................................4
     1.56  "Security Agreement"................................................4
     1.57  "Seller Indemnified Parties"........................................4
     1.58  "Shareholders"......................................................4
     1.59  "Shares"............................................................5
     1.60  "Stone Williams"....................................................5
     1.61  "Tax Returns".......................................................5
     1.62  "Taxes".............................................................5
     1.63  "Third Party Debt"..................................................5
     1.64  "Transaction Documents".............................................5
     1.65  "Third Party Claims"................................................5
     1.66  "Warrants"..........................................................5
ARTICLE 2 PURCHASE AND SALE OF SHARES..........................................5
     2.1   Purchase and Sale of Shares.........................................5
     2.2   Consideration for Shares............................................5
     2.3   Adjustments to Purchase Price.......................................6
           2.3.1    Purchase Price Adjustment..................................6
           2.3.2    Closing Financial Statements...............................6
           2.3.3    Net Worth Adjustment.......................................7
     2.4   Closing.............................................................7
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS, RCH
           MEMBERS, AND THE COMPANY............................................7
     3.1   Shareholder Matters.................................................7
           3.1.1    Organization...............................................7
           3.1.2    Residency..................................................7
           3.1.3    Good Title.................................................8
           3.1.4    Authority..................................................8
           3.1.5    Enforceability.............................................8
           3.1.6    No Approvals or Notices Required; No Conflicts.............8
     3.2   Company Organization; Good Standing; Corporate Authority;
           Enforceability......................................................8
     3.3   Capitalization......................................................9
     3.4   Subsidiaries and Affiliates.........................................9
     3.5   No Approvals or Notices Required; No Conflicts.....................10
     3.6   Financial Statements; Obligations..................................10
     3.7   Absence of Certain Changes or Events...............................10
     3.8   Taxes..............................................................13
     3.9   Property...........................................................15
     3.10  Contracts..........................................................16
     3.11  Mortgage Loans.....................................................17
     3.12  Claims and Legal Proceedings.......................................17
     3.13  Labor Matters......................................................17
     3.14  Employee Benefit Plans.............................................18
           3.14.1   Employee Benefit Plan Listing.............................18

           3.14.2   Documents Provided........................................18
           3.14.3   Compliance................................................19
           3.14.4   Qualification.............................................19
           3.14.5   Contributions, Premiums and Other Payments................20
           3.14.6   Multiemployer, Defined Benefit and Money Purchase Pension
                    Plans, and Multiple Employer Welfare Arrangements.........20
           3.14.7   Post-Employment Benefits..................................20
           3.14.8   Suits, Claims, and Investigations.........................20
           3.14.9   Effect of Transaction.....................................20
     3.15  Personnel..........................................................21
     3.16  Intellectual Property..............................................21
     3.17  Accounts Receivable................................................21
     3.18  Corporate Books and Records........................................21
     3.19  Licenses, Permits, Authorizations, etc.............................21
     3.20  Compliance with Laws...............................................22
     3.21  Insurance..........................................................22
     3.22  Brokers or Finders.................................................22
     3.23  Absence of Questionable Payments...................................22
     3.24  Bank Accounts......................................................23
     3.25  Previous Conduct of Business; Insider Interests....................23
     3.26  Full Disclosure....................................................26
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER.............................24
     4.1   Organization.......................................................24
     4.2   Enforceability.....................................................24
     4.3   No Approvals or Notices Required; No Conflicts with Instruments....24
     4.4   Claims and Legal Proceedings.......................................24
     4.5   Brokers or Finders.................................................24
     4.6   Tax Consequences...................................................25
     4.7   Buyer's Public Filings.............................................25
     4.8   Full Disclosure....................................................25
ARTICLE 5 COVENANTS...........................................................25
     5.1   Conduct of Business by the Company Pending the Closing.............25
     5.2   Access to Information; Confidentiality.............................27
     5.3   No Alternative Transactions........................................27
     5.4   Notification of Certain Matters....................................27
     5.5   Further Action.....................................................28
     5.6   Publicity..........................................................28
     5.7   Covenants Not to Compete; Confidentiality..........................28
           5.7.1    Covenants.................................................28
           5.7.2    Minor Investments.........................................29
           5.7.3    Remedies..................................................29
           5.7.4    Severability; Reformation.................................30
     5.8   Tax Matters........................................................30
     5.9   Closing Debts and Obligations......................................31
     5.10  Employee Benefit Plans.............................................32
     5.11  Board Representation...............................................32
     5.12  Company Board of Directors.........................................32
     5.13  Operations of Company..............................................32
ARTICLE 6 Conditions Precedent to Obligations of Buyer........................33
     6.1   Accuracy of Representations and Warranties.........................33
     6.2   Consulting Agreement...............................................33

     6.3   Performance of Agreements..........................................33
     6.4   Opinion of Counsel for the Company and the Shareholders............33
     6.5   Shareholder's Certificate..........................................33
     6.6   Approvals and Consents.............................................33
     6.7   Proceedings and Documents; Secretary's Certificate.................33
     6.8   Compliance with Laws...............................................34
     6.9   Legal Proceedings..................................................34
     6.10  Delivery of Certificates...........................................34
     6.11  Exemption from Registration........................................34
ARTICLE 7 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE
           SHAREHOLDERS.......................................................34
     7.1   Accuracy of Representations and Warranties.........................34
     7.2   Performance of Agreements..........................................34
     7.3   Approvals and Consents.............................................34
     7.4   Compliance with Laws...............................................35
     7.5   Legal Proceedings..................................................35
     7.6   Purchase Price.....................................................35
     7.7   Warrants...........................................................35
ARTICLE 8 Termination, Amendment and Waiver...................................35
     8.1   Termination........................................................35
     8.2   Effect of Termination..............................................36
     8.3   Expenses...........................................................36
     8.4   Amendment..........................................................36
     8.5   Waiver.............................................................36
ARTICLE 9 SURVIVAL AND INDEMNIFICATION........................................36
     9.1   Survival...........................................................36
     9.2   Indemnification....................................................36
           9.2.1    By RCH and RCH Members....................................36
           9.2.2    By Buyer..................................................37
     9.3   Procedure for Indemnification......................................37
           9.3.1    Claim Notice..............................................37
           9.3.2    Limitations on Claims.....................................37
           9.3.3    Third-Party Claims........................................38
     9.4   Remedy.............................................................39
     9.5   Investigations; Waivers............................................39
ARTICLE 10 General............................................................40
     10.1  Expenses...........................................................40
     10.2  Specific Enforcement...............................................40
     10.3  Consequential Damages..............................................40
     10.4  Assignment.........................................................40
     10.5  Notices............................................................40
     10.6  Governing Law; Arbitration; Jurisdiction Venue.....................41
     10.7  Successors and Assigns.............................................42
     10.8  Severability.......................................................42
     10.9  Entire Agreement; Counterparts.....................................42

                            STOCK PURCHASE AGREEMENT
                            ------------------------

         This Stock Purchase Agreement (this "Agreement") is dated as of December 31 , 2002, among Sutter Holding Company, Inc., a Delaware corporation ("Buyer"), Easton Mortgage Corporation, a California corporation (the "Company"), RCH, LLC, a Michigan limited liability company ("RCH"), Timothy A. Birch, an individual ("Birch"), Stone Williams, L.L.C., a Michigan limited liability company ("Stone Williams"), Craig R. Bush, an individual ("Bush"), Lawrence Anspach, an individual ("LA"), and Diana Mead, an individual ("DM"). RCH, LA, and DM are collectively referred to as the "Shareholders." Birch, Stone Williams, and Bush are collectively referred to as the "RCH Members."
                                    RECITALS

         A. The Shareholders own the shares of Common Stock of the Company set forth opposite their names on Schedule 1.58 attached hereto (collectively, the "Shares") and desire and intend to sell the Shares to Buyer at the price and on the terms and subject to the conditions set forth below.

         B. Buyer desires and intends to purchase the Shares from the Shareholders at the price and on the terms and subject to the conditions set forth below.

         C. The Company joins in this Agreement for the purposes hereinafter set forth.

                                    AGREEMENT

         In consideration of the terms hereof, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 "ACCOUNTS". As defined in Section 3.17.

         1.2 "ACCOUNTANTS". As defined in Section 2.3.2.

         1.3 "AFFILIATE". Any person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. For purposes of this definition, "person" means any individual, firm, corporation, constituent members of a partnership, constituent members of a limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and includes any successor (by merger or otherwise) of such entity.

         1.4 "AGREEMENT". As defined in the first paragraph of this agreement.

         1.5 "AUDITED FINANCIAL STATEMENTS". As defined in Section 3.6.

         1.6 "BALANCE SHEET". The balance sheet of the Company as of November 30, 2002.

         1.7 "BIRCH". As defined in the first paragraph of this Agreement.

PAGE 1 - STOCK PURCHASE AGREEMENT

         1.8 "BUSH". As defined in the first paragraph of this Agreement.

         1.9 "BUYER". As defined in the first paragraph of this Agreement.

         1.10 "BUYER INDEMNIFIED PARTIES". As defined in Section 9.2.1

         1.11 "CLAIM". As defined in Section 9.2.1(c).

         1.12 "CLAIM NOTICE". As defined in Section 9.3.1.

         1.13 "CLOSING". As defined in Section 2.4.

         1.14 "CLOSING DATE". The date, time and place of Closing as specified in Section 2.4.

         1.15 "CLOSING FINANCIAL STATEMENTS". As defined in Section 2.3.2.

         1.16 "COBRA". The health care continuation provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         1.17 "CODE". As defined in Section 3.7.

         1.18 "COMMON STOCK". As defined in Section 3.3(a).

         1.19 "COMPANY". As defined in the first paragraph of this Agreement.

         1.20 "COMPETITIVE BUSINESS". As defined in Section 5.7.1.

         1.21 "DISCLOSURE SCHEDULES". The Disclosure Schedules attached and made a part hereof and which constitute in their entirety a representation and warranty under Article 3.

         1.22 "DM". As defined in the first paragraph of this Agreement.

         1.23 "DOL". The United States Department of Labor.

         1.24 "EBITDA". As defined in Section 2.3.1.

         1.25 "EMPLOYEE BENEFIT PLAN". Any retirement, pension, profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, contract, arrangement or payroll practice of any kind (including any "employee benefit plan," as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, funded or unfunded, or domestic or foreign, (a) sponsored, maintained or contributed to by the Company or to which the Company is a party, (b) covering or benefiting any current or former officer, employee, agent, director or

PAGE 2 - STOCK PURCHASE AGREEMENT
independent contractor of the Company (or any dependent or beneficiary of any such individual), or (c) with respect to which the Company has (or could have) any obligation or liability.

         1.26 "ENCUMBRANCE". Any lien, mortgage, deed of trust, pledge, security interest, charge, or other adverse claim or interest of any kind.

         1.27 "ERISA". The Employee Retirement Income Security Act of 1974, as amended.

         1.28 "ERISA AFFILIATE". Any corporation, partnership, limited liability company, sole proprietorship, trade, business or other Person that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         1.29 "FINANCIAL STATEMENTS". As defined in Section 3.6.

         1.30 "GAAP". Generally accepted accounting principles in the United States.

         1.31 "GUARANTY". As defined in Section 2.2(c).

         1.32 "HIPAA". The Health Insurance Portability and Accountability Act of 1997, as amended.

         1.33 "INDEMNIFIED PARTIES". The Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, claiming to be entitled to indemnification pursuant to Section 9.2.

         1.34 "INDEMNIFYING PARTIES". The party hereto claimed to owe a duty of indemnification pursuant to Section 9.2.

         1.35 "INTELLECTUAL PROPERTY". As defined in Section 3.16.

         1.36 "INTANGIBLES". Means and includes general intangibles; software; accounts receivable and advances due from officers, directors, employees, stockholders, and affiliates; leasehold improvements net of depreciation; licenses; good will; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; the capitalized cost of patents, trademarks, service marks, and copyrights net of amortization; and such other similar items.

         1.37 "INTERIM FINANCIAL STATEMENTS". As defined in Section 3.6.

         1.38 "IRS". The United States Internal Revenue Service.

         1.39 "KNOWLEDGE" OR "KNOWLEDGE". A Person will be deemed to have knowledge of a particular fact or other matter if the Person, or any individual who is serving, or who has at any time served (but with respect to the Company, since September, 1999), in the capacity of director, officer, manager, member, partner, or trustee of such Person (or in any other similar capacity), is, or at any time was, actually aware of such fact or other matter, or should have become aware of such fact or matter after engaging in a reasonable inquiry and investigation, commensurate with such Person's position within the Company.

PAGE 3 - STOCK PURCHASE AGREEMENT

         1.40 "LA". As defined in the first paragraph of this Agreement.

         1.41 "LEASED PROPERTY". As defined in Section 3.9(a).

         1.42 "LOSSES". As defined in Section 9.2.1.

         1.43 "MATERIAL" OR "MATERIAL". Material individually or in the aggregate.

         1.44 "MATERIAL ADVERSE EFFECT" OR "MATERIAL ADVERSE EFFECT". In connection with any party, means any event, change, or effect that is materially adverse, individually or in the aggregate, to the condition (financial or otherwise), property, assets, liabilities, revenues, income, business, operations, results of operations, or prospects of such party, taken as a whole.

         1.45 "MEASUREMENT PERIOD". As defined in Section 2.3.1.

         1.46 "NOTES". As defined in Section 2.2.

         1.47 "NET WORTH". Means the book value of the Company's current assets less its current liabilities, determined in accordance with GAAP except that all Intangibles will be excluded from such assets.

         1.48 "ORDINARY COURSE OF BUSINESS" OR "ORDINARY COURSE OF BUSINESS". An action taken by a Person will be deemed to have been in the ordinary course of business only if such action is consistent with past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and such action does not require to be authorized by the board of directors of such Person.

         1.49 "PERMITS". As defined in Section 3.20.

         1.50 "PERSON". Any person, corporation, partnership, joint venture, association, organization, other entity, or governmental or regulatory authority.

         1.51 "PERSONAL PROPERTY". As defined in Section 3.9(b).

         1.52 "PLEDGE AGREEMENT". As defined in Section 2.2(c).

         1.53 "PURCHASE PRICE". The aggregate purchase price for the Shares, as defined in Section 2.2.

         1.54 "RCH". As defined in the first paragraph of this Agreement.

         1.55 "RCH MEMBERS". As defined in the first paragraph of this Agreement.

         1.56 "SECURITY AGREEMENT". As defined in Section 2.2(c).

         1.57 "SELLER INDEMNIFIED PARTIES". As defined in Section 9.2.2.

         1.58 "SHAREHOLDERS". As defined in the first paragraph of this Agreement, as listed on Schedule 1.58.

PAGE 4 - STOCK PURCHASE AGREEMENT

         1.59 "SHARES". This term will have the meaning set forth in Recital A of this Agreement.

         1.60 "STONE WILLIAMS". As defined in the first paragraph of this Agreement.

         1.61 "TAX RETURNS". As defined in Section 3.8(b).

         1.62 "TAXES". As defined in Section 3.8(a).

         1.63 "THIRD PARTY DEBT". All amounts owed by the Company as of the Closing Date under any promissory note, loan, line of credit, interest-bearing obligation, or capitalized leases. Third Party Debt also includes any debt obligation of any of the Shareholders or their Affiliates for which the Company is liable, whether direct or contingent, as a co-debtor, guarantor, co-signer, endorser, or for which the Shares or any assets of Company are pledged as collateral. 1.64 "TRANSACTION DOCUMENTS". This Agreement and each of the agreements, certificates, instruments, and documents executed or delivered pursuant to the terms of this Agreement.

         1.65 "THIRD PARTY CLAIMS". As defined in Section 9.3.3.

         1.66 "WARRANTS". As defined in Section 2.2.

                                   ARTICLE 2
                           PURCHASE AND SALE OF SHARES

         2.1 PURCHASE AND SALE OF SHARES. On the terms and subject to the conditions of this Agreement, Buyer agrees to purchase the Shares from the Shareholders, and the Shareholders agree to sell the Shares to Buyer.

         2.2 CONSIDERATION FOR SHARES. The aggregate purchase price for the Shares will be $3,750,000, subject to adjustment pursuant to this Section 2.2 (the "Purchase Price"). The Purchase Price will be payable as follows:

                           (a) The deposit of $25,000 paid to Company upon
execution of a non-binding letter of intent on September 4, 2002 will be retained by Shareholders.

                           (b) An aggregate of $975,000 will be paid at Closing
in immediately available funds, paid to the Shareholders according to Schedule 2.2(b);

                           (c) The delivery of promissory notes payable to the
Shareholders, in the aggregate amount of $2,750,000 in the amounts set forth in
Schedule 2.2(c) each of which will be substantially in the form of Exhibit A attached to this Agreement (the "Notes"). Payment of the Notes will be secured by a pledge agreement substantially in the form of Exhibit G (the "Pledge Agreement"), a guaranty by the Company of payment under the Notes substantially in the form of Exhibit H (the "Guaranty"), and a security agreement substantially in the form of Exhibit I (the "Security Agreement").

PAGE 5 - STOCK PURCHASE AGREEMENT

                           (d) Warrants will be issued for purchase 60,000
shares of common stock of Buyer at an exercise price of $11.00 per share, each of which will be substantially set forth in the form of Exhibit B attached to this Agreement (the "Warrants") to those persons and in the amounts set forth on
Schedule 2.2(d). The Warrants will be exercisable for five years from the Closing Date

         2.3 ADJUSTMENTS TO PURCHASE PRICE.

                  2.3.1 PURCHASE PRICE ADJUSTMENT. On January 1, 2005, or as soon thereafter as is reasonably practicable, the face amount of each Note may be reduced by an amount equal to the product of (a) 3.75 times the amount, if any, by which the sum of the Company's EBITDA over the two Measurement Periods is less than $1,700,000, up to a maximum of $1,400,000, and (b) the original face amount of the Note, divided by $2,750,000. If the aggregate amount due under the Notes is less than the amount of the adjustment calculated pursuant to the preceding sentence, then Buyer may recover such deficiency from Shareholders and RCH Members in proportion to the amount of the Purchase Price each received under this Agreement and the Notes. For the purposes of this paragraph, "EBITDA" means for any period, an amount equal to the sum of (a) net income, (b) net interest expense, (c) the amount of taxes, based on or measured by income, used or included in the determination of such net income, (d) the amount of depreciation and amortization expense deducted in determining such net income,
(e) compensation expense of the existing senior management of the Company, including but not limited to any consultants hired by senior management, which will not exceed $60,000 per year, plus travel expenses of such management to the Company's offices consistent with historical practice, which will not exceed $30,000 per year, and (f) any fees, compensation, or other remuneration paid to Buyer, its principals, shareholders, Affiliates, or any chief executive or senior management personnel hired by Buyer on behalf of the Company if not approved by unanimous consent of the board of directors, but only to the extent such expenses reduced net income, where each of the foregoing are calculated in a manner consistent with GAAP. The first "Measurement Period" will be from the Closing Date to December 31, 2003, and the second "Measurement Period" will be from January 1, 2004 to December 31, 2004.

                  2.3.2 CLOSING FINANCIAL STATEMENTS. Shareholders will prepare, or will cause its external accountants to prepare, a balance sheet and profit and loss statement, including a computation of Net Worth as of the Closing Date (the "Closing Financial Statements"). Shareholders will deliver the Closing Financial Statements within 45 days following the Closing Date. Buyer will have a 10-day period following receipt to review and approve the Closing Financial Statements. If Buyer does not object to the Closing Financial Statements within such 10-day period, they will be deemed final and binding. If Buyer objects to any aspect of the Closing Financial Statements, Buyer must provide written notice of its objection with a specific basis for its objection. If the parties are unable to agree on the Closing Financial Statements then the issues in dispute will be submitted to a panel of certified public accountants consisting of an auditor appointed by RCH, an auditor appointed by Buyer, and a third auditor selected by the first two (the "Accountants"), for resolution. The respective parties will submit their respective work papers and other documentation to the Accountants, which will decide on any changes to the Closing Financial Statements by majority vote, and the decision by the Accountants will be final and binding on both parties. Buyer and Shareholders will each bear 50% of the fees of the Accountants.

PAGE 6 - STOCK PURCHASE AGREEMENT

                  2.3.3 NET WORTH ADJUSTMENT. Within ten (10) days following final determination of the Closing Financial Statements, Buyer will pay to Shareholders, in accordance with Schedule 2.3.3, an amount equal to the Net Worth shown on the Closing Financial Statements plus interest at the rate of 5% per annum from the Closing Date to the payment date via wire transfer or certified check.

         2.4 CLOSING. The closing of the transactions contemplated herein (the "Closing") will occur on, and be effective as of 5:00 p.m. PST, December 31, 2002, and will be held at the offices of Davis Wright Tremaine LLP, Suite 600, One Embarcadero Center, San Francisco, California 94111-3611, or such other time and date as Buyer, the Company, and the Shareholders may agree (the "Closing Date"); provided, however, either Buyer or the Shareholders may extend this Closing Date by up to 30 days to obtain third-party consents by providing written notice to the other party. At the Closing, each of Buyer, the Company and the Shareholders will take all such action and deliver all such funds, documents, instruments, certificates and other items as may be required, under this Agreement or otherwise, in order to perform or fulfill all covenants, conditions and agreements on its part to be performed or fulfilled at or before the Closing Date and to cause all conditions precedent to the other parties' obligations under this Agreement to be satisfied in full.

                                   ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS, RCH
                            MEMBERS, AND THE COMPANY

         To induce Buyer to enter into and perform this Agreement, and except as otherwise set forth in the Disclosure Schedules, which exceptions will specifically identify the paragraph or paragraphs of this Article 3 to which such exceptions relate, and which will constitute in its entirety a representation and warranty under this Article 3, the Company, RCH, and RCH Members, and LA and DM only as to Sections 3.1.2, 3.1.3, 3.1.4, 3.1.5, 3.1.6, 3.5, and 3.26 (as the latter pertains to the foregoing sections), jointly and severally represent and warrant to Buyer as of the date of this Agreement and as of the Closing as follows (which representations and warranties will survive the Closing as provided in Article 9):

         3.1 SHAREHOLDER MATTERS.

                  3.1.1 ORGANIZATION. RCH is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Michigan. RCH is duly qualified to do business, and is in good standing in the states required due to (a) the ownership or lease of real or personal property for use in the operation of RCH's business or (b) the nature of the business conducted by RCH except where the failure to be so qualified or in good standing would not have a material adverse effect on RCH.

                  3.1.2 RESIDENCY. LA and DM are each residents of the states of Nevada and Colorado, respectively, and each has the legal capacity to own his Shares, respectively, and each has the legal capacity to enter into, execute, deliver, and perform this Agreement and to carry out the transactions contemplated hereby.

PAGE 7 - STOCK PURCHASE AGREEMENT

                  3.1.3 GOOD TITLE. RCH, LA, and DM each own, beneficially and of record, those shares of Common Stock set forth on Schedule 1.58, respectively, which represents all of the issued and outstanding capital stock of the Company. Such Shares are owned free and clear of any encumbrance, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase and upon the consummation of the sale of such Shares as contemplated hereby, Buyer will have good title to such Shares, free and clear of any encumbrance, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase.

                  3.1.4 AUTHORITY. Each of the Shareholders has all requisite power, right, and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to sell and transfer such Shares without the consent or approval of any other Person. All actions on the part of any of the Shareholders and their members or managers, if any, necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Shareholders' obligations under this Agreement and the other Transaction Documents have been taken or will be taken prior to the Closing.

                  3.1.5 ENFORCEABILITY. This Agreement has been, and the other Transaction Documents to which any of the Shareholders is a party on the Closing will be, duly executed and delivered by each of the Shareholders, and this Agreement is, and each of the other Transaction Documents to which such Shareholder is a party on the Closing will be, the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

                  3.1.6 NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS. The execution, delivery, and performance of this Agreement and the other Transaction Documents by the Shareholders, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to any of the Shareholders, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person other than compliance with applicable securities laws, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which any of the Shareholders is a party or by which any of the Shareholders is bound or to which any assets of any of the Shareholders are subject, (d) result in the creation of any encumbrance upon the assets of any of the Shareholders, or upon any Shares or other securities of the Company, or (e) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or operating agreement of RCH.

         3.2 COMPANY ORGANIZATION; GOOD STANDING; CORPORATE AUTHORITY; ENFORCEABILITY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of California. The Company is duly qualified to do business,

PAGE 8 - STOCK PURCHASE AGREEMENT
and is in good standing in the states required due to (a) the ownership or lease of real or personal property for use in the operation of the Company's business or (b) the nature of the business conducted by the Company except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company. The Company has all requisite power, right and authority to own, operate and lease its properties and assets, to carry on its business as now conducted and as proposed to Buyer by the Company to be conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby

         All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company's obligations under this Agreement and the other Transaction Documents have been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which the Company is a party on the Closing will be, duly executed and delivered by the Company, and this Agreement is, and each of the other Transaction Documents to which it is a party on the Closing will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         3.3 CAPITALIZATION.

                           (a) The authorized capital stock of the Company
consists of 100,000 shares of common stock, no par value (the "Common Stock").

                           (b) The issued and outstanding capital stock of the
Company consists, and as of the Closing will consist, solely of 3,000 shares of Common Stock and no preferred stock, which are, and as of the Closing will be, held of record by the Shareholders as set forth on the attached Schedule 1.58. All shares of Common Stock that are issued and outstanding are, and as of the Closing Date will be, duly authorized and validly issued, fully paid, and nonassessable, and issued in compliance with all applicable federal and state securities laws. Except for the Shareholders, no Person holds any interest in any Shares.

                           (c) There are no outstanding rights of first refusal,
preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company of any Shares or other securities of the Company.

                           (d) The Company is not a party or subject to any
agreement or understanding, and there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company.

         3.4 SUBSIDIARIES AND AFFILIATES. The Company does not have, has not had since September 13, 1999, and to the knowledge of the Shareholders, RCH Members, and the Company, has never had any Subsidiaries. The Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

PAGE 9 - STOCK PURCHASE AGREEMENT

         3.5 NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS. The execution, delivery, and performance of this Agreement and the other Transaction Documents by the Company or the Shareholders or RCH Members, as applicable, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to the Company, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, (d) result in the creation of any encumbrance upon the assets of the Company, or upon any Shares or other securities of the Company, (e) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or bylaws of the Company, or (f) invalidate or have a material adverse effect any permit, license, authorization or status used in the conduct of the business of the Company.

         3.6 FINANCIAL STATEMENTS; OBLIGATIONS. The Company and the Shareholders have delivered to Buyer (a) audited balance sheets and statements of operations and Shareholder's equity in the Company at and for the fiscal years ended December 31, 1999, December 31, 2000, and December 31, 2001, and accompanying notes ("Audited Financial Statements"), (b) unaudited, internally generated balance sheets and statements of operations and Shareholder's equity in the Company at and for the 11-month period ended November 30, 2002 ("Interim Financial Statements"). All the foregoing financial statements (including the notes thereto) are referred to as the "Financial Statements" and such Financial Statements are attached hereto as Disclosure Schedule 3.6. The Audited Financial Statements have been prepared in conformity with GAAP consistently applied throughout the periods covered and present fairly the financial position and results of operations of the Company at the dates and for the periods indicated. The Interim Financial Statements were prepared in accordance with Company practice for its interim unaudited statements, are prepared on a consistent basis throughout the periods covered thereby and were prepared in conformity with GAAP consistently applied subject to normal year end adjustments and lack footnotes and other presentation items. The Company has no liabilities or obligations of any nature (absolute, accrued, or contingent) that are not fully reflected or reserved against in the Audited Financial Statements or the Interim Financial Statements, as prescribed by GAAP and the Financial Accounting Standards Board, except liabilities or obligations set forth on Disclosure
Schedule 3.6 and those incurred since the date of the Interim Financial Statements in the ordinary course of business and consistent with past practice. The Company is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person. As of the Closing, there will be no Third Party Debt, other than the amounts owed to Flagstar Bank, N.A., the Company's warehouse lender, for mortgages funded but not sold prior to Closing.

         3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since November 30, 2002, neither the Company, nor the Shareholders with respect to the Company, nor any of the Company's officers, directors, or employees in their representative capacities on behalf of the Company has:

                           (a) received oral or written notice that there has
been, will be or may be a loss of, or contract cancellation by, any current customer of the Company, which loss or

PAGE 10 - STOCK PURCHASE AGREEMENT
cancellation would result in lost annual revenues to the Company of at least $25,000, or received substantive information which would form the basis for any belief that there may be such a loss or cancellation;

                           (b) taken any action or entered into or agreed to
enter into any transaction, agreement or commitment other than in the ordinary course of business;

                           (c) forgiven or canceled any indebtedness or waived
any claims or rights of material value (including, without limitation, any indebtedness owing by any shareholders, officer, director, employee or Affiliate of the Company);

                           (d) granted any increase in the compensation of
directors, officers, employees or consultants (including any such increase pursuant to any employment agreement or bonus, pension, profit sharing, lease payment or other plan or commitment);

                           (e) borrowed or agreed to borrow any funds, assumed
or become subject to, whether directly or by way of guarantee or otherwise, any liabilities or obligations (absolute, accrued or contingent), or incurred any liabilities or obligations (absolute, accrued or contingent) except liabilities and obligations incurred in the ordinary course of business and consistent with past practice not to exceed $10,000 individually, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                           (f) paid, discharged or satisfied any claims,
liabilities or obligations (absolute, accrued or contingent) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

                           (g) permitted or allowed any of its property or
assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, Encumbrance, institutional control, restriction or charge, except (i) conditional sales or similar security interests granted in connection with the purchase of equipment or supplies in the ordinary course of business, (ii) assessments for current taxes not yet due and payable, (iii) landlord's liens for rental payments not yet due and payable, and (iv) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that is in the aggregate less than $1,000, was incurred in the ordinary course of business and is not yet due and payable;

                           (h) written off as uncollectible any notes or
accounts receivable, except for write downs and write offs that are in the aggregate less than $10,000, incurred in the ordinary course of business and consistent with past practice;

                           (i) other than in the ordinary course of business,
sold, transferred or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible) with an aggregate net book value in excess of $1,000;

PAGE 11 - STOCK PURCHASE AGREEMENT

                           (j) disposed of or permitted to lapse any rights to
the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person other than representatives of Buyer any trade secret, formula, process or know how not theretofore a matter of public knowledge;

                           (k) made any single capital expenditure or commitment
in excess of $5,000 for additions to property, equipment or intangible capital assets or made aggregate capital expenditures in excess of $5,000 for additions to property, equipment or intangible capital assets;

                           (l) made any change in any method of accounting or
accounting practice or internal control procedure;

                           (m) issued any capital stock, other securities or
options or other rights to acquire capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, or otherwise permitted the withdrawal by any of the holders of capital stock of the Company of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise;

                           (n) except for transactions that are not material in
the aggregate, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of the Company's officers, directors or employees or any Affiliate of the Company's officers, directors or employees, except directors' fees and compensation paid to officers and employees at rates not exceeding the rates of compensation disclosed on Disclosure Schedule 3.15;

                           (o) entered into or agreed to enter into, or
otherwise suffered to be outstanding, any power of attorney of the Company or any obligations or liabilities (absolute, accrued or contingent) of the Company, as guarantor, surety, co signer, endorser, co maker, indemnitor, or otherwise, in respect of the obligation of any other Person;

                           (p) received notice of, or otherwise obtained
knowledge of: (i) any claim, action, suit, arbitration, proceeding or investigation involving, pending against or threatened against the Company or any employee of the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person; (ii) any valid basis for any claim, action, suit, arbitration, proceeding, investigation or the application of any fine or penalty materially adverse to the Company or any officer or director of the Company before or by any Person; or (iii) any outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company or any officer, director or employee of the Company is a party that relate directly to the transactions contemplated herein or that would have any material adverse effect upon the business, assets, operations, prospects or condition (financial or other) of the Company;

                           (q) entered into or agreed to any sale, assignment,
transfer or license of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company to

PAGE 12 - STOCK PURCHASE AGREEMENT
a third party or any amendment or change to any existing license or other agreement relating to intellectual property;

                           (r) taken any action to accelerate the collection of
receivables, or fail to pay payables, in a timely manner consistent with past practices;

                           (s) fail to inform Buyer of any material bad debts
not disclosed on the Balance Sheet;

                           (t) received notice of, or otherwise obtained
knowledge of, any other event or facts that could have a material adverse effect on the business, its assets, operations, prospects, or condition (financial or other) of the Company; or

                           (u) distributed, sold, or otherwise disposed of any
assets (including intellectual property) required or reasonably necessary for the operation of the Company's business, in the manner in which the business has historically operated;

                           (v) agreed, whether in writing or otherwise, to take
any action described in this Section 3.7.

         3.8 TAXES.

                           (a) For purposes of this Agreement, the term "Taxes,"
means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treasury Regulation Section 1.1502-6 or any comparable provision of foreign, state or local law); and (iii) any liability for the payment of any amounts of the type described in clause (i) or
(ii) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity; and the term "Tax" means any one of the foregoing Taxes.

                           (b) The Company has filed on a timely basis all
reports, returns, declarations, claims for refund, information returns, statements or other similar documents, including any schedules or attachments thereto, and including any amendment thereof with respect to any Taxes ("Tax Returns") that the Company was required to file since September 13, 1999, and to the knowledge of the Company, the Shareholders, and RCH Members, all such Tax Returns have been filed prior to such date. All such Tax Returns were correct and complete in all material respects and have been prepared and completed in accordance with applicable law, and were prepared in accordance with the applicable statutes, rules and regulations. All Taxes owed by the Company (whether standing alone or as a part of a consolidated group and whether or not shown on any Tax Return) have been paid in full when due. The Company has no

PAGE 13 - STOCK PURCHASE AGREEMENT
obligation for Taxes, other than obligations for current year taxes not yet due and payable. No such Tax Returns are currently the subject of audit or examination nor has the Company been notified in writing, or otherwise, of any request for an audit or examination. The Company has made adequate estimated tax payments sufficient to cover any Taxes accrued but not yet due and payable. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return, and the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. The Company has duly and timely withheld from employee salaries, or wages or other compensation (whether or not paid in cash) and other amounts paid to creditors, independent contractors and other third parties and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable Tax or other laws. No amounts have been or would be required to be withheld with respect to the lapse of restrictions on the Shares. The Tax Returns of the Company do not contain a disclosure under Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code") (or any predecessor provision or comparable provision of state, local or foreign law).

                           (c) There is no dispute, claim, or proposed
adjustment concerning any Tax liability of the Company either (A) claimed or raised by any authority in writing or (B) based upon personal contact with any agent of such authority. The Company is not a party to nor has it been notified in writing or, otherwise, that it is the subject of any pending, proposed or threatened action, investigation, proceeding, audit, claim or assessment by or before the IRS or any other governmental authority, nor does the Company have any reason to believe that any such notice will be received in the future. No claim for assessment, deficiency, or collection of Taxes, or proposed assessment, deficiency, or collection from the IRS or any other governmental authority exists, which has not been satisfied. Since 1999, the IRS has never audited any Tax Return of the Company, and to the knowledge of the Company, the Shareholders, and RCH Members, the IRS has never audited any Tax Return of the Company prior to 1999. The Company has not filed any requests for rulings with the IRS. No power of attorney has been granted by the Company, its Shareholders or their affiliates with respect to any matter relating to Taxes of the Company. There are no Tax liens of any kind upon any property or assets of the Company, except for inchoate liens for Taxes not yet due and payable. The Company has delivered to Buyer correct and complete copies of all Tax Returns (which are due and have been filed), examination reports and statements of deficiencies assessed against or agreed to by the Company for the years 1999, 2000, and 2001.

                  (d) Neither the Company nor any other Person on behalf of the Company has filed a consent under Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company. The Company has not made any payment or payments, is not obligated to make any payment or payments, and is not a party to (or participating employer in) any agreement or Employee Benefit Plan that could obligate it or Buyer to make any payment or payments that would constitute an "excess parachute payment," as defined in Section 280G of the Code (or any comparable provisions of foreign, state, or local law) or that would otherwise not be deductible under Section 162 or 404 of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii)

PAGE 14 - STOCK PURCHASE AGREEMENT
of the Code. The Company is not a party to any Tax allocation, Tax sharing or similar agreement. The Company (A) other than with respect to RCH, has not been a member of any affiliated group within the meaning of Code Section 1504 of the Code or any similar group defined under a similar provision of state, local, or foreign law filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and (B) has no liability for the Taxes of any Person (other than those of the Company) under Treasury Regulation
Section 1.1502-6 (or any comparable provision of foreign, state or local law), as a transferee or successor, by contract, or otherwise. The Company has not requested or received a ruling from any Taxing authority or signed a closing agreement with any Taxing authority. No claim has ever been made by a Taxing authority in a jurisdiction where the Company does not file Tax returns that the Company is or may be subject to taxation by such jurisdiction.

                           (e) There has been no ownership change, as defined in
Section 382(g) of the Code (or any comparable provision of state, local or foreign law), with respect to the Company during or after any taxable period in which the Company incurred a net operating loss. Disclosure Schedule 3.8(e) sets forth the amount of any net operating loss, net capital loss, net-unrealized built-in loss (as defined under Section 382 of the Code), unused investment or other credit, unused foreign tax or excess charitable contribution allocable to the Company.

                           (f) The Company is not a party to any joint venture,
partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

                           (g) The Company has not been a party to a
distribution to which Section 355(d) or (e) of the Code applies.

                           (h) Since September, 1999, the Company does not have
and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, and the Company has not engaged in a trade or business within, or derived any income from, any state, local or foreign jurisdiction other than those for which Tax Returns have been duly filed by the Company.

                           (i) No election has been made with respect to Taxes
of the Company which has not been disclosed to Buyer.

         3.9 PROPERTY.

                           (a) Disclosure Schedule 3.9(a) contains a complete
and accurate list of all real property that is leased, rented or used by the Company (the "Leased Property"). The Company has delivered to Buyer true and complete copies of all leases, subleases, rental agreements or licenses relating to the Leased Property.

                           (b) Disclosure Schedule 3.9(b) contains a complete
and accurate list of each item of personal property (the "Personal Property") as of November 30, 2002, having, with respect to any item that is leased, rented, or used by the Company, a value in excess of $2,500 or, with respect to any item owned by the Company, having a depreciated book value in excess of $2,500; provided, however, that such list need not describe the Company's Intellectual Property

PAGE 15 - STOCK PURCHASE AGREEMENT

(as defined in Section 3.17). The Company has delivered to Buyer true and complete copies of all leases and subleases and all material rental agreements, contracts of sale, tenancies or licenses relating to the Personal Property.

                           (c) The Leased Property and the Personal Property
include all properties and assets (whether real, personal or mixed, tangible or intangible) (other than, in the case of the Personal Property, property rights with an individual depreciated book value of less than $2,500, and the Intellectual Property) reflected in the Balance Sheet and all the properties and assets purchased by the Company since the date of the Balance Sheet with individual value in excess of $1,000 (except for such properties or assets sold since the date of the Balance Sheet in the ordinary course of business). The Leased Property and the Personal Property include all property used in the business of the Company (other than, in the case of the Personal Property, property rights with an individual depreciated book value of less than $2,500, and the Intellectual Property).

                           (d) The Company's leasehold interest in the Leased
Property is free and clear of all liens, pledges, security interests, charges, Encumbrances, institutional controls and other known adverse claims or interests of any kind.

                           (e) Except for (i) assessments for current taxes not
yet due and payable and (ii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that is in the aggregate less than $500, which was incurred in the ordinary course of business and is not yet due and payable, the Personal Property is free and clear of all Encumbrances.

                           (f) Each lease of any portion of the Leased Property
and each lease, license, rental agreement, contract of sale or other material agreement to which the Personal Property is subject, to the knowledge of the Shareholders, the Company, and RCH Members, is valid, binding, and enforceable in accordance with its terms against the parties thereto; the Company has performed all material obligations imposed upon it thereunder; and the Company is not in material default thereunder, nor to the Knowledge of the Company, RCH Members, and/or the Shareholders is there any event that with notice or lapse of time, or both, would constitute a default thereunder. No consent is required from any Person under any lease or other agreement or instrument relating to the Leased Property or Personal Property in connection with the consummation of the transactions contemplated by this Agreement, and the Company has not received notice that any party to any such lease or other agreement or instrument intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. The Company has not granted any lease, sublease, tenancy or license of any portion of the Leased Property or Personal Property.

         3.10 CONTRACTS. Disclosure Schedule 3.10 contains a complete and accurate list as of November 30, 2002, of all contracts, agreements, arrangements and understandings with a value in excess of $5,000, oral or written, to which the Company is a party or by which the Company is bound, including, without limitation, all security agreements, Intellectual Property licenses and other license agreements, credit agreements, instruments relating to the borrowing of money, purchase contracts, sale contracts, research contracts and scientific collaboration or cooperation agreements, other than as related to residential mortgages funded by the Company that are held

PAGE 16 - STOCK PURCHASE AGREEMENT
for resale. All contracts set forth on such Schedule 3.10 are valid, binding, and enforceable in accordance with their terms against the Company and, to the knowledge of the Company and RCH Members, the other parties thereto and are in full force and effect; the Company has performed all material obligations imposed upon it thereunder; and the Company is not in material default thereunder; nor is there any event that with notice or lapse of time, or both, would constitute a material default thereunder. To the knowledge of the Company, the Shareholders, and RCH Members, no breach or default by any other party to any such contract of any provision thereof, nor any condition or event that, with notice or lapse of time or both, would constitute such a breach or default, has occurred. True and complete copies of each such contract have been delivered to Buyer. Except as set forth on Disclosure Schedule 3.10, no consent is required from any Person under any contract, agreement, arrangement or understanding set forth on Disclosure Schedule 3.10 in connection with the consummation of the transactions contemplated by this Agreement, and the Company has not received notice, and is not otherwise aware, that any party to any such contract, agreement, arrangement or understanding intends to cancel, terminate or refuse to renew such contract, agreement, arrangement or understanding or to exercise or decline to exercise any option or material right thereunder.

         3.11 MORTGAGE LOANS. Disclosure Schedule 3.11 sets forth a complete and accurate list of mortgage loans funded by the Company in the period of January 1, 2001 to November 30, 2002, inclusive, and the entity which purchased each loan and mortgage. The Company has not received notice from any purchaser of its intention to sell any such loan back to Company as a result of a material breach of its investor agreement with such lender. All contracts related to the loans set forth on such Schedule 3.11 were valid, binding, and enforceable in accordance with their terms against each party thereto when executed and when sold; the Company has performed all material obligations imposed upon it thereunder, if any; and the Company is not in material default thereunder; nor is there any event that with notice or lapse of time, or both, would constitute a material default thereunder

         3.12 CLAIMS AND LEGAL PROCEEDINGS. There are no claims, actions, suits, arbitrations, criminal or civil investigations or proceedings pending or involving or, to the knowledge of the Company, RCH Members, and/or the Shareholders, threatened against the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. To the knowledge of the Company, the Shareholders, and RCH Members, there is no valid basis for any claim, action, suit, arbitration, investigation or proceeding that could reasonably be expected to be materially adverse to the business, assets, operations, prospects or condition (financial or other) of the Company before or by any Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party that involve the transactions contemplated herein or that would have a material adverse effect on the business, assets, operations, prospects or condition (financial or other) of the Company.

         3.13 LABOR MATTERS. There are no labor disputes, employee grievances or disciplinary actions pending or, to the knowledge of the Company, RCH Members, and/or the Shareholders, threatened against or involving the Company or any present or former employee of the Company. The Company has complied with all material provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours

PAGE 17 - STOCK PURCHASE AGREEMENT
including, without limitation, equal opportunity, workplace safety, workers' compensation, and other similar laws. The Company is not engaged in any unfair labor practice and does not have any liability for any arrears of wages or penalties for failure to comply with any such provisions of law. There is no labor strike, dispute, slowdown or stoppage pending or threatened against or affecting the Company, and the Company has not experienced any work stoppage or similar concerted employee activities. No collective bargaining agreement is binding on the Company. The Company, RCH Members, and the Shareholders do not have any knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of the Company, and the Company has not been requested by any group of employees or others to enter into any collective bargaining agreement or other agreement with any labor union or other employee organization.

         3.14 EMPLOYEE BENEFIT PLANS.

                  3.14.1 EMPLOYEE BENEFIT PLAN LISTING. Disclosure Schedule 3.14 contains a complete and accurate list of all Employee Benefit Plans. Neither the Company nor any ERISA Affiliate has any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create, enter into or contribute to any additional Employee Benefit Plan, or to modify or amend any existing Employee Benefit Plan. There has been no amendment, interpretation, or other announcement (written or oral) by the Company, any ERISA Affiliate, or any other Person relating to, or change in participation or coverage under, any Employee Benefit Plan that, either alone or together with other such items or events, could materially increase the expense of maintaining such Employee Benefit Plan (or the Employee Benefit Plans taken as a whole) above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements. The terms of each Employee Benefit Plan permit the Company to amend or terminate such Employee Benefit Plan or the Company's participation in any Employee Benefit Plan sponsored by an ERISA Affiliate at any time and for any reason without penalty and without Material liability or expense, except as required by law. None of the rights of the Company under any Employee Benefit Plan will be impaired in any way by this Agreement or the consummation of the transactions contemplated by this Agreement.

                  3.14.2 DOCUMENTS PROVIDED. The Company has delivered or made available to Buyer true, correct, and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, copies of the following: (i) the last three annual reports (Form 5500 series) filed with respect to such Employee Benefit Plan; (ii) all summary plan descriptions, summaries of material modifications, and all employee manuals or communications filed or distributed with respect to such Employee Benefit Plan during the last three years; (iii) all contracts and agreements (and any amendments thereto) relating to such Employee Benefit Plan, including, without limitation, trust agreements, investment management agreements, annuity contracts, insurance contracts, bonds, indemnification agreements, and service provider agreements; (iv) the most recent determination letter issued by the IRS with respect to such Employee Benefit Plan; (v) all written communications relating to the amendment, creation, or termination of such Employee Benefit Plan, or an increase or decrease in benefits, acceleration of payments, or vesting or other events that could result in liability to the Company since the date of the most recently completed and filed annual report;
(vi) all

PAGE 18 - STOCK PURCHASE AGREEMENT
correspondence to or from any governmental entity or agency relating to such Employee Benefit Plan; (vii) samples of all administrative forms currently in use, including, without limitation, all COBRA and HIPAA forms and notices; and
(viii) all coverage, nondiscrimination, top heavy and Code Section 415 tests performed with respect to such Employee Benefit Plan for the last three years.

                  3.14.3 COMPLIANCE. With respect to each Employee Benefit Plan, to the knowledge of RCH and the RCH Members: (i) such Employee Benefit Plan is, and at all times since inception has been, maintained, administered, operated, and funded in all material respects in accordance with its terms and in material compliance with all applicable requirements of all applicable laws, statutes, orders, rules, and regulations, including, without limitation, ERISA, COBRA, HIPAA, and the Code; (ii) the Company (and each of its employees, officers, directors, and Shareholders), each ERISA Affiliate (and each of its employees, officers, directors, and Shareholders) and, to the Knowledge of the Company, RCH Members, and each of the Shareholders, all other Persons (including, without limitation, all fiduciaries) have, at all times, properly performed all of their duties and obligations (whether arising by operation of law or by contract) under or with respect to such Employee Benefit Plan, including, without limitation, all reporting, disclosure, and notification obligations; (iii) all returns, reports, and other information (including, without limitation, all Form 5500 series annual reports, together with all schedules and audit reports required with respect thereto) relating to such Employee Benefit Plan required to be filed with any governmental entity or agency have been accurately completed and timely and properly filed; (iv) all notices, statements, reports, and other disclosure (including, without limitation, all summary plan descriptions and summaries of material modifications) required to be given or made to participants in such Employee Benefit Plan or their beneficiaries have been accurately completed and timely and properly disclosed or provided; (v) none of the Company (or any of its employees, officers, directors, or Shareholders), any ERISA Affiliate (or any of its employees, officers, directors, and Shareholders) or, to the Knowledge of the Company, RCH Members, or any of the Shareholders, any other fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable law; (vi) no transaction or event has occurred or, to the Knowledge of the Company, RCH Members, or any of the Shareholders, is threatened or about to occur (including any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code for which an exemption is not available; and
(vii) the Company has not incurred, and there exists no condition or set of circumstances in connection with which the Company or Buyer could incur, directly or indirectly, any Material liability or expense (except for routine contributions and benefit payments) under ERISA, the Code or any other applicable law, statute, order, rule, or regulation, or pursuant to any indemnification or similar agreement, with respect to such Employee Benefit Plan.

                  3.14.4 QUALIFICATION. To the knowledge of RCH and the RCH Members, each Employee Benefit Plan that is intended to be qualified under
Section 401(a) of the Code is, and at all times since inception has been, so qualified and its related trust is, and at all times since inception has been, exempt from taxation under Section 501(a) of the Code. To the knowledge of RCH and the RCH Members, each such Employee Benefit Plan either (i) is the subject of an unrevoked favorable determination letter from the IRS with respect to such Employee Benefit

PAGE 19 - STOCK PURCHASE AGREEMENT

Plan's qualified status under the Code, as amended by the Tax Reform Act of 1986 and all subsequent legislation, or (ii) has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to apply to the IRS for such a letter and to make any amendments necessary to obtain such a letter from the IRS. To the knowledge of RCH and the RCH Members, no fact exists or is reasonably expected by the Company or any of the Shareholders to arise, that could adversely affect the qualification or exemption of any such Employee Benefit Plan or its related trust. To the knowledge of RCH and the RCH Members, no such Employee Benefit Plan is a "top-heavy plan," as defined in
Section 416 of the Code. 3.14.5 CONTRIBUTIONS, PREMIUMS AND OTHER PAYMENTS. All contributions, premiums and other payments due or required to be paid to (or with respect to) each Employee Benefit Plan have been timely paid, or, if not yet due, have been accrued as a liability on the Financial Statements. All income taxes and wage taxes that are required by law to be withheld from benefits derived under the Employee Benefit Plans have been properly withheld and remitted to the proper depository.

                  3.14.6 MULTIEMPLOYER, DEFINED BENEFIT AND MONEY PURCHASE PENSION PLANS, AND MULTIPLE EMPLOYER WELFARE ARRANGEMENTS. To the knowledge of RCH and the RCH Members, neither the Company nor any ERISA Affiliate maintains or contributes to, and has ever maintained or contributed to (or been obligated to contribute to), (i) a multiemployer plan as defined in Section 3(37) or
Section 4001(a)(3) of ERISA or 414(f) of the Code, (ii) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code, (iii) an employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, or (iv) a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

                  3.14.7 POST-EMPLOYMENT BENEFITS. Neither the Company nor any Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination benefits of any kind, including, without limitation, death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of the Company, other than (i) continuation coverage mandated by Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, (ii) retirement benefits under any Employee Benefit Plan that is qualified under Section 401(a) of the Code, and (iii) deferred compensation that is accrued as a current liability on the Financial Statements.

                  3.14.8 SUITS, CLAIMS, AND INVESTIGATIONS. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, any of the Shareholders, or the RCH Members, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor, to the Knowledge of the Company, any of the Shareholders, or RCH Members, is there a basis for any such action, suit or claim. No Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the DOL or any other governmental entity or agency, and, to the Knowledge of the Company, the RCH Members, and each of the Shareholders, no such action is contemplated or under consideration by the IRS, the DOL or any other governmental entity or agency.

                  3.14.9 EFFECT OF TRANSACTION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement, will

PAGE 20 - STOCK PURCHASE AGREEMENT

(i) entitle any individual to severance pay, unemployment compensation or any other payment from the Company, Buyer or any Employee Benefit Plan, (ii) otherwise increase the amount of compensation due to any individual or forgive indebtedness owed by any individual, (iii) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan, or (iv) require the Company or Buyer to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual.

         3.15 PERSONNEL. Disclosure Schedule 3.15 sets forth as of November 30, 2002, a true and complete list of the names and the stated annual salary (or hourly wage rate) of all officers, employees, contractors, and consultants of the Company.

         3.16 INTELLECTUAL PROPERTY. Disclosure Schedule 3.16 sets forth a list of all trade names, trademarks, patents, copyrights, computer software, hardware, operating system software, and telecommunications links (the "Intellectual Property") owned by or licensed to the Company. The Company owns all rights, title, and interest in and to all Intellectual Property, or has the requisite licenses therefor, that is necessary to operate the business of the Company. The Company has the right to consummate the transactions contemplated by this Agreement without violating or infringing upon any material rights of any third party and without material breach of any third-party license to the Company, and there is currently no actual or, to the Knowledge of the Company, RCH Members, or the Shareholders, threatened suit by any third party based on an alleged violation, infringement or breach by the Company. After the Closing, except as disclosed on Disclosure Schedule 3.16, the Company will continue to have the right to use the Intellectual Property after the sale contemplated by this Agreement that are material to the operation of the business.

         3.17 ACCOUNTS RECEIVABLE. Disclosure Schedule 3.17 sets forth as of December 4, 2002 a list of all loans funded and awaiting purchase. Such schedule will be updated as of the Closing Date.

         3.18 CORPORATE BOOKS AND RECORDS. The Company has furnished to Buyer true and complete copies of (a) the Certificate of Incorporation and bylaws of the Company as currently in effect, including all amendments thereto, (b) the minute books of the Company, and (c) the stock transfer books of the Company. Such minutes reflect all meetings of the Company's shareholders, board of directors, and any committees thereof since September, 13, 1999, and such minutes accurately reflect the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since September 13, 1999.

         3.19 LICENSES, PERMITS, AUTHORIZATIONS, ETC. The Company has received all required governmental approvals, authorizations, consents, licenses, orders, registrations, and permits of all agencies, whether federal, state, local, or foreign (the "Permits"). Disclosure Schedule 3.19 contains a list of all Permits with expiration dates, if any. The Company is in material compliance with the terms of all Permits, and all Permits are valid and in full force and effect, and no proceeding is pending or, to the Knowledge of the Company, RCH Members, and/or the Shareholders, threatened, the object of which is to revoke, limit or otherwise affect any Permit. The Company has not received any notifications of any asserted failure to obtain any Permit.


PAGE 21 - STOCK PURCHASE AGREEMENT

         3.20 COMPLIANCE WITH LAWS. The Company is and has been in material compliance with all federal, state, local, and foreign laws, rules, regulations, ordinances, decrees, and orders applicable to the operation of its business, to its employees, or to its property. The Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, ordinances, decrees, or orders.



         3.21 INSURANCE.

                           (a) The Company maintains (a) insurance on all of its
property (including leased premises) that insures against loss or damage by fire or other casualty (including extended coverage) and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in the Company's industry. All insurance policies of the Company are in full force and effect, all premiums covering all periods up to and including the Closing have been paid, no notice of cancellation or termination has been received with respect to any such policy or binder, and all such policies (along with policy numbers) are listed on Schedule 3.21(a). Such policies or binders are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the Closing Date without the payment of additional premiums. The Company has not been refused any insurance with respect to its respective assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

                           (b) Disclosure Schedule 3.21(b) lists all the
insurance policies maintained by the Company (including retroactive policies) covering and/or related to workers' compensation, short-term and/or long-term disability benefit and other similar employee benefit provisions, as required by law (the "Workers Compensation Policies"). Schedule 3.21(b) includes all policy numbers and/or certifications of coverage and the amounts of such coverage under the policies. The Workers Compensation Policies coverages and limits comply with all applicable federal and state statutory requirements. To the knowledge of the Company, the Shareholders, and RCH Members, there are no claims, whether filed or unfiled, that are currently subject to claims management and/or adjudication as an outstanding claim, or which may become subject to claims management and/or adjudication during open periods permitted either under applicable state or federal laws or the listed Workers Compensation Policies. The Company has at all times maintained insurance coverage as required by California law.

         3.22 BROKERS OR FINDERS. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.23 ABSENCE OF QUESTIONABLE PAYMENTS. Neither the Company nor any of its directors or officers, or to the knowledge of the Company, RCH Members, and/or the Shareholders, any agents, employees or other Person acting on behalf of the Company, has used any funds of the Company for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to

PAGE 22 - STOCK PURCHASE AGREEMENT
government officials or others. Neither the Company nor any of its current directors or officers, agents, employees or any other Person acting on behalf of the Company, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance in all respects, with the applicable provisions of the U.S. Foreign Corrupt Practices Act, as amended, and other applicable domestic and foreign laws and regulations relating to corrupt practices and similar matters.

         3.24 BANK ACCOUNTS. Disclosure Schedule 3.24 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

         3.25 PREVIOUS CONDUCT OF BUSINESS; INSIDER INTERESTS. All the transactions of the Company with third parties have been conducted on an arm's-length basis. Other than the subordinated notes of the Company, which will be repaid prior to or at Closing and which are listed on Disclosure Schedule 3.25, there are no agreements, contracts, or understandings between the Company, the Shareholders, RCH Members, and/or their Affiliates. No officer, director, employee, contractor, consultant or other representative of the Company has any direct or indirect interest, and the Shareholders have no direct or indirect interest, other than as a shareholders of the Company (a) in any property, real or personal, tangible or intangible, used in or directly pertaining to the business of the Company, including, without limitation, any intellectual property, or (b) in any agreement, contract, arrangement or obligation relating to the Company, its present or prospective business or its operations. Neither the Company nor any of its officers, directors, employees, contractors or consultants has any interest, either directly or indirectly, in any entity that presently (i) provides any services, produces and/or sells any products or product lines, or engages in any activity that is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage or (ii) is a supplier, customer or creditor, or has an existing contractual relationship with any of the Company's employees (or persons performing similar functions).

         3.26 FULL DISCLOSURE. No information furnished by the Company, the Shareholders, or the RCH Members to Buyer in connection with this Agreement (including, but not limited to, the Financial Statements and all information in the Disclosure Schedules and the Exhibits hereto) or to be furnished prior to the Closing by or on behalf of the Company, the Shareholders, or the RCH Members to Buyer, or to others in connection with obtaining approval of the transaction contemplated by this Agreement, is false or misleading in any material respect. Neither the Company nor any Shareholders nor the RCH Members has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made or information delivered in or pursuant to this Agreement, including, but not limited to, the financial statements, the Disclosure Schedules and Exhibits hereto, or in or pursuant to closing certificates executed or delivered by the Company, the Shareholders, or the RCH Members not misleading.






PAGE 23 - STOCK PURCHASE AGREEMENT

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         To induce the Company and the Shareholders to enter into and perform this Agreement, Buyer represents and warrants to the Company and the Shareholders as of the date of this Agreement and as of the Closing as follows (which representations and warranties will survive the Closing as provided in Article 9):

         4.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby.

         4.2 ENFORCEABILITY. All corporate action on the part of Buyer and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby, and the performance of all of Buyer's obligations under this Agreement and the other Transaction Documents to which it is a party has been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which Buyer is a party on the Closing will be, duly executed and delivered by Buyer, and this Agreement is, and each of the other Transaction Documents to which Buyer is a party on the Closing will be, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         4.3 NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to Buyer, (b) require Buyer to obtain any consent, approval or authorization of, or declaration, filing or registration with, any Person, or (c) constitute a violation of any provisions of Buyer's Certificate of Incorporation or bylaws.

         4.4 CLAIMS AND LEGAL PROCEEDINGS. There is no claim, action, suit, arbitration, criminal or civil investigation or proceeding pending or involving or, to Buyer's Knowledge, threatened against Buyer before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person, that questions the validity of this Agreement or any action taken or to be taken by Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby.

         4.5 BROKERS OR FINDERS. Buyer has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of Buyer, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, that would result in any claim against the Shareholders.

PAGE 24 - STOCK PURCHASE AGREEMENT

         4.6 TAX CONSEQUENCES. Buyer does not make any representations or warranties with respect to, and expressly disclaims any responsibility for, any Tax consequences to the Shareholders arising out of the structure or terms of this Agreement, or the negotiation or consummation hereof. The Shareholders will be solely responsible for any such Tax consequences.

         4.7 BUYER'S PUBLIC FILINGS. Buyer is a reporting company under the 1934 Securities Exchange Act, as amended, and has filed all reports required pursuant to applicable federal securities laws, rules, and regulations. Such filings did not include any untrue statements of material fact or did not omit to state a material fact necessary in order to make the statements made or information delivered not misleading.

         4.8 FULL DISCLOSURE. No information furnished by Buyer to the Company or the Shareholders in connection with this Agreement or to be furnished prior to the Closing by or on behalf of Buyer to the Company or the Shareholders, or to others in connection with obtaining approval of the transaction contemplated by this Agreement, is false or misleading in any material respect. Buyer has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made or information delivered in or pursuant to this Agreement or in or pursuant to closing certificates executed or delivered by Buyer not misleading.

                                    ARTICLE 5
                                    COVENANTS

         5.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. Unless Buyer will otherwise agree in writing, between the date of this Agreement and the time of Closing, the business of the Company will be conducted, and the directors, officers, member, or managers of each of the Company and the Shareholders will cause the business of Company to be conducted, in the ordinary course and in a manner consistent with past practice and in accordance with applicable law; and each of the Company and the Shareholders will preserve substantially intact the business organization of the Company, use its best efforts to keep available the services of the current officers, employees, and consultants of the Company, and preserve the current relationships of the Company with customers, suppliers, and other persons with which the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, neither the Company nor any of the Shareholders will, between the date of this Agreement and the time of Closing, directly or indirectly do, or propose to do, any of the following without giving Buyer prior written notice of and receiving Buyer's prior written consent:

                           (a) amend or otherwise change the Articles of
Incorporation or bylaws with respect to the Company;

                           (b) issue, sell, pledge, dispose of, grant, encumber
or authorize the issuance, sale, pledge, disposition, grant or encumbrance of
(i) any shares of capital stock of any class of any of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including,


PAGE 25 - STOCK PURCHASE AGREEMENT
without limitation, any phantom interest), of the Company or (ii) any assets of the Company, other than in the ordinary course of business;

                           (c) other than as disclosed elsewhere in this
Agreement, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock property or otherwise, with respect to any of the Company's capital stock;

                           (d) other than as disclosed elsewhere in this
Agreement, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of the Company's capital stock;

                           (e) (i) acquire (including, without limitation, by
merger, consolidation, or acquisition of stock or assets) or form any corporation, partnership, other business organization or division thereof, or acquire directly or indirectly any material amount of assets other than in the ordinary course of business; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice which loans will be on terms and conditions satisfactory to Buyer;
(iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure that is in excess of $2,000 or capital expenditures that are, in the aggregate, in excess of $2,000; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

                           (f) except as contemplated hereunder, enter into any
employment, consulting or agency agreement, or increase the compensation payable or to become payable to its officers, employees or consultants, except for increases in accordance with existing agreements or past practices for employees of any of the Company who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer employee of any of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                           (g) take any action, other than reasonable and usual
actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                           (h) make any Tax election inconsistent with past
practices or settle or compromise any material federal, state, local or foreign Tax liability;

                           (i) other than as disclosed elsewhere in this
Agreement, pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the

PAGE 26 - STOCK PURCHASE AGREEMENT

Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

                           (j) enter into any equipment lease;

                           (k) take or agree to take any action specified in
Section 3.7, or enter into any other material transaction other than those specified above; or (l) agree to do any of the foregoing.

         5.2 ACCESS TO INFORMATION; CONFIDENTIALITY. From the date hereof to the time of the Closing, the Company and each of the Shareholders will, and will cause their representatives to, afford Buyer and its representatives reasonable access to the officers, employees, agents, properties, offices and other facilities, books and records of the Company, during normal business hours following written notice, and at such times as the president or vice president of operations is available, and will furnish Buyer with all financial, operating, and other data and information as Buyer may reasonably request and as such access is necessary to the consummation of the transactions contemplated hereby. From the date hereof until the time of Closing, the Company will provide Buyer with monthly and other financial statements of the Company as they become available internally at the Company, all of which financial statements will be prepared in conformity with the Interim Financial Statements.

         5.3 NO ALTERNATIVE TRANSACTIONS.

                  5.3.1 Neither the Company, nor any of the Shareholders, nor any Affiliate of any of the Shareholders will, directly or indirectly, through any officer, director, agent, investment banker, attorney or otherwise, solicit, initiate or encourage the submission of any proposal, offer, inquiry or contact from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, any of the Company or any business combination with any of the Company, or participate in any negotiations or discussions regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person, to do or seek any of the foregoing. The Company and each of the Shareholders and any Affiliate of any of the Shareholders immediately will cease and cause to be terminated with no obligation, financial or otherwise, on the part of the Company or the Shareholders, all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  5.3.2 The Company and the Shareholders will notify Buyer promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and will, in any such notice to Buyer, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which any of the Company, is a party.

         5.4 NOTIFICATION OF CERTAIN MATTERS. The Company and/or the Shareholders will give prompt written notice to Buyer, and Buyer will give prompt written notice to each of the

PAGE 27 - STOCK PURCHASE AGREEMENT

Company and/or the Shareholders, of (a) the occurrence or nonoccurrence of any event which would be likely to (i) cause any representation or warranty of the Company and/or the Shareholders, or Buyer, respectively, contained in this Agreement to be materially untrue or inaccurate or (ii) result in the material failure to satisfy a closing condition in Article 6 or Article 7; (b) any material failure of the Company and/or the Shareholders, or Buyer, respectively, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them; and (c) any written communication from any Person alleging that the consent of such Person may be required in connection with the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.4 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.5 FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of the parties will (a) make promptly its respective filings, and thereafter make any other required submissions, under applicable laws with respect to the transactions contemplated hereby and will cooperate with the other parties with respect to such filings and submissions and (b) use its best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its best efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the closing of the sale of the Shares to Buyer. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement will use its best efforts to take all such action. None of Buyer, the Company or any of the Shareholders will undertake any course of action inconsistent with this Agreement or that would make any representations, warranties or agreements made by such party in this Agreement untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing.

         5.6 PUBLICITY. None of the parties will disclose, make or issue, or cause to be disclosed, made or issued, any statement or announcement concerning this Agreement or the transactions contemplated hereby to any third parties (other than its officers, directors, employees, authorized representatives, legal advisors and financial advisors who need to know such information in connection with carrying out or facilitating the transactions contemplated hereby) without the prior written consent of the other parties, except as required by law.

         5.7 COVENANTS NOT TO COMPETE; CONFIDENTIALITY.

                  5.7.1 COVENANTS. In consideration of the payment of the Purchase Price by Buyer to the Shareholders at the Closing, the Shareholders each covenant and agree as follows:

                           (a) During the two-year period commencing on the
Closing Date, none of the Shareholders nor any of the Shareholders' Affiliates will engage in any Competitive Business (as such term is defined below), whether directly or indirectly, for its account or otherwise, or as a shareholder, owner, partner, principal, agent, joint venturer, consultant, advisor, franchisor or franchisee, independent contractor or otherwise, in, with or of any person or entity that engages directly or indirectly in any Competitive Business. As used herein, "Competitive Business" will mean any business that competes with the Company or the Buyer in

PAGE 28 - STOCK PURCHASE AGREEMENT
any state of the United States in which the Company has conducted business or has a license application pending. Specifically, and without limitation, a Competitive Business includes a business that originates, funds, buys, or sells, or otherwise deals in residential mortgages.

                           (b) During the two-year period commencing on the
Closing Date, none of the Shareholders nor any of the Shareholders' Affiliates will, directly or indirectly, solicit or encourage to leave the employment of the Company, Buyer, or any of their Affiliates, or any former employee of the Company hired by Buyer, the Company, or their Affiliates, or have any arrangement (financial, consulting, or otherwise) with any such individual relating to any Competitive Business.

                           (c) From and after the Closing, each of the
Shareholders and their Affiliates will keep confidential and not use or disclose to any party any confidential information relating to the assets, business, or affairs of Buyer and the Company (including the financial statements of the Company delivered pursuant to Section 3.6 hereof). The confidentiality and non-use obligations set forth in this Section 5.7.1(c) will not apply to any information which is available to the public through no breach of this Agreement by the Shareholders and their Affiliates, or is disclosed to the Shareholders and their Affiliates by third parties who are not under any duty of confidentiality with respect thereto, or is required to be disclosed by the Shareholders and their Affiliates in connection with pending litigation or investigation; provided, however, that in the event that any of the Shareholders or their Affiliates become required in connection with pending litigation or investigation to disclose any of the confidential information relating to the assets, business or affairs of Buyer or the Company, then such Shareholder or its Affiliates will provide Buyer with reasonable notice so that Buyer may seek a court order protecting against or limiting such disclosure or any other appropriate remedy; and in the event such protective order or other remedy is not sought, or is sought but not obtained, the Shareholders and their Affiliates will furnish only that portion of the information that is required and will endeavor, at Buyer's expense, to obtain a protective order or other assurance that the portion of the information furnished by the Shareholders and their Affiliates will be accorded confidential treatment.

                  5.7.2 MINOR INVESTMENTS. Notwithstanding the provisions of
Section 5.7.1(a) above, the Shareholders and their Affiliates may at any time own in the aggregate, directly or indirectly, for investment purposes only, 5% or less of any class of securities of any entity traded on any national securities exchange or quoted on the Nasdaq National Market.

                  5.7.3 REMEDIES. The Shareholders acknowledge that compliance with the provisions of this Section 5.7 is necessary and proper to preserve and protect the business of the Company acquired by Buyer under this Agreement and to assure that the parties receive the benefits intended to be conveyed pursuant to this Section 5.7. The Shareholders agree that any failure by the Shareholders or any of their Affiliates to comply with the provisions of this Section 5.7 will entitle Buyer and its Affiliates, in addition to such other relief and remedies as may be available, to equitable relief, including, but not limited to, the remedy of injunction. Resort to any remedy will not prevent the concurrent or subsequent employment of any other remedy, or preclude the recovery by Buyer and their Affiliates of monetary damages and compensation.


PAGE 29 - STOCK PURCHASE AGREEMENT

                  5.7.4 SEVERABILITY; REFORMATION. The covenants in this Section
5.7 are severable and separate, and the unenforceability of any specific covenant will not affect the continuing validity and enforceability of any other covenant. In the event any court of competent jurisdiction will determine that the scope, time or territorial restrictions set forth in this Section 5.7 are unreasonable and therefore unenforceable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that the court deems reasonable and this Agreement will thereby be reformed.





         5.8 TAX MATTERS.

                           (a) The Shareholders will be responsible for the
payment of all transfer, sales and use and documentary taxes, filing and recording fees and similar charges relating to any liens on the assets of the Company existing prior to Closing; Buyer will be responsible for all such taxes and fees to complete the transactions contemplated herein.

                           (b) The Shareholders or their Affiliates will prepare
or cause to be prepared and file or cause to be filed all Tax Returns of the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Shareholders will be responsible and liable for the reporting and timely payment of any Taxes imposed on or with respect to the properties, income, and operations of the Company for all periods ending on or prior to the Closing Date, including all Taxes on properties, income, and operations of the Company through the Closing Date.

                           (c) Buyer will prepare or cause to be prepared and
file or cause to be filed all Tax Returns of the Company for Tax periods that begin after the Closing Date. Buyer will be responsible and liable for the timely reporting and payment of any Taxes imposed on or with respect to the properties, income, and operations of the Company for all periods beginning after the Closing Date and ending at any time thereafter, including all Taxes on income and operations of the Company earned after the Closing Date.

                           (d) Buyer will prepare or cause to be prepared and
file or cause to be filed all Tax Returns of the Company for Tax periods beginning before the Closing Date and ending after the Closing Date, except where a "Stub period" return or final return can be filed by Shareholders for Company operations through the Closing Date, as is required in paragraph (b) above. All Taxes shown to be due on returns to be prepared by Buyer will be prorated in accordance with the provisions of Section 5.8(g). Buyer will provide the Shareholders adequate time to review and comment upon each such Buyer prepared Tax Return described in this paragraph (d) prior to filing. The Shareholders will pay to Buyer within fifteen (15) days after the date on which Taxes are paid on any return described in this paragraph (d), an amount equal to the portion of such Taxes which relate to the portion of such taxable period ending on the Closing Date in accordance with the provisions of Section 5.8(g) that has not been accrued on the Closing Financial Statements.


PAGE 30 - STOCK PURCHASE AGREEMENT

                           (e) Buyer, the Company, RCH, and the RCH Members will
cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 5.8 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation will include the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. The Company and the Shareholders agree (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or the Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Shareholders, as the case may be, will allow the other party to take possession of such books and records.

                           (f) Buyer, RCH, and the RCH Members further agree,
upon request, to use reasonable efforts to obtain any certificate or other document from any governmental body or any other Person as may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed.

                           (g) For purposes of this Section 5.8, Taxes will be
computed based on the closing of the books method as of the end of the Closing Date; provided, however, that exemptions, allowances and deductions (such as depreciation deductions) calculated on an annual basis will be prorated on a per diem basis, and provided further, in the case of any Tax imposed upon the ownership or holding of real or personal property, such Taxes will be prorated based on the percentage of the actual period to which such Taxes relate that precedes the day following the Closing Date.

                           (h) The Shareholders, at their sole expense, will
have the exclusive authority to represent the Company before any Taxing authority or any court regarding the Tax consequences of the operations of the Company for all periods ending on or prior to the Closing Date; provided, however, that the Shareholders will allow Buyer and its counsel to participate in any such proceeding; and provided further, that the Shareholders will not enter into any settlement of any contest or otherwise compromise any issue that affects or may affect the Tax liability of the Company for any period beginning after the Closing Date without the prior written consent of Buyer. The Shareholders will keep Buyer fully and timely informed with respect to the commencement, status, and nature of any administrative or judicial proceedings involving any Tax liability of the Company for all taxable periods.

         5.9 CLOSING DEBTS AND OBLIGATIONS. At Closing and at the time the Closing Financial Statements are finalized, the Company will be free and clear of all Third Party Debt, other debts, obligations, liabilities, and Taxes, whether or not shown on the financial statements, other than liabilities for (i) its warehouse lending credit facility for mortgages funded but not sold prior to Closing, (ii) Taxes not yet due and payable, but which are accrued on the Closing Financial Statements, and (iii) employee bonuses that are accrued on the Closing Financial Statements. All other payables, liabilities, and Taxes of the Company will be paid by the

PAGE 31 - STOCK PURCHASE AGREEMENT

Shareholders or assumed by the Shareholders prior to Closing. The Company and the Shareholders will pay or accrue on the Closing Financial Statements all employee wages through date of Closing and pay employees or accrue on the Closing Financial Statements all other accrued payroll or accrued vacation or sick time. Company will remit to Buyer all withholding on all payroll through Closing.

         5.10 EMPLOYEE BENEFIT PLANS. The Company's Employee Benefit Plans will remain in place, in full force and effect, with no material changes from November 30, 2002 to the Closing Date. The Company will have no material accrued liability related to Employee Benefit Plans not included in the Closing Financial Statements.

         5.11 BOARD REPRESENTATION. In any election of directors of the Buyer prior to the payment in full of the Notes, the board of directors of the Buyer will nominate one (1) director selected by the Shareholders for election to the board of directors of Buyer.

         5.12 COMPANY BOARD OF DIRECTORS. During each Measurement Period, Shareholders will have the right to nominate not less than 50% of the members of the board of directors of the Company.

         5.13 OPERATIONS OF COMPANY. During each Measurement Period, each of Buyer and Company will, except with the unanimous consent of all of the directors of Buyer and Company,

         (i) operate the business in the ordinary course and in a manner consistent with past practice;

         (ii) use its best efforts to preserve substantially intact the business organization of the Company, including the services of senior management and key employees;

         (iii) maintain a primary warehouse credit facility, individually or in the aggregate, of not less than $8,000,000 and a secondary facility of not less than $250,000 on terms substantially similar to those in effect between Flagstar Bank, N.A. and the Company on the date hereof;

         (iv) amend or otherwise change the Certificate of Incorporation or by-laws with respect to the Company;

         (v) acquire (including without limitation, by merger, consolidation, or acquisition of stock or assets) or form any corporation, partnership, other business organization or division thereof that will be merged with or own the Company or which will utilize the assets, personnel, credit facility, or other operations of the Company;

         (vi) enter into any employment, consulting, or agency agreement, or terminate any such agreement, or fire or lay-off any employee, which will in any fashion impact the profit and loss statement of Company, or change or cause to be changed the compensation and benefits payable or to become payable to the employees of Company;

         (vii) grant any severance or termination pay to any employee of Company, or establish, adopt, amend, discontinue, terminate or freeze any bonus, profit sharing, ERISA Employee Plan applicable to the Company or any employee of the Company; or

PAGE 32 - STOCK PURCHASE AGREEMENT

         (viii) take any action to change, alter, amend any accounting policies and procedures, including procedures with respect to accounts payable and collection of accounts receivable

                                   ARTICLE 6
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligations of Buyer to perform and observe the covenants, agreements, and conditions to be performed and observed by it at or before the Closing will be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by Buyer.

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company and the Shareholders contained in this Agreement and the other Transaction Documents to which each is a party (including applicable Exhibits or Disclosure Schedules) will be true and correct as of the date hereof and at and as of the Closing Date; except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties will be true and correct as of the specified date.

         6.2 CONSULTING AGREEMENT. The RCH Members will have caused a qualified Person approved by Buyer to enter into a consulting agreement with the Company on terms reasonably satisfactory to Buyer and the RCH Members and substantially in the form of Exhibit C attached to this Agreement, and such consulting agreement will be in full force and effect as of the Closing Date.

         6.3 PERFORMANCE OF AGREEMENTS. The Company and the Shareholders will have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any other Transaction Document to be performed and complied with by them at or prior to the Closing.

         6.4 OPINION OF COUNSEL FOR THE COMPANY AND THE SHAREHOLDERS. Buyer will have received the opinion of Birch & Bush, P.C., counsel for the Company and the Shareholders, dated the Closing Date, in substantially the form attached as Exhibit D.

         6.5 SHAREHOLDER'S CERTIFICATE. Buyer will have received a certificate from each of the Shareholders, dated the Closing Date, substantially in the form attached as Exhibit E, certifying that the conditions set forth in Sections 6.1, 6.3, and 6.6 have been fulfilled.

         6.6 APPROVALS AND CONSENTS. All consents, approvals, and notices referred to in the Disclosure Schedules will have been obtained or delivered. All such transfers, approvals, and consents will be satisfactory in all respects to Buyer in its sole and absolute discretion.

         6.7 PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions will have been approved by counsel to Buyer, and Buyer will have received a certificate of the Secretary of the Company and from an officer of RCH, substantially in the form attached as Exhibit F, as to the authenticity and effectiveness of the actions of the officers of the Company and RCH authorizing the sale of the Shares and the

PAGE 33 - STOCK PURCHASE AGREEMENT
other transactions contemplated by this Agreement and the other Transaction Documents to which such Shareholder is a party, and such other documents as are reasonably specified by counsel to Buyer. Copies of (a) the Company's Articles of Incorporation or RCH's articles of organization, as applicable, (b) bylaws or operating agreement, as applicable, as certified by the Secretary of the Company or the members of RCH, respectively, and (c) resolutions of the Company's board of directors and the written consent of RCH's members relating to the transactions contemplated by this Agreement and the Transaction Documents will be attached to such certificate.

         6.8 COMPLIANCE WITH LAWS. The consummation of the transactions contemplated by this Agreement will be legally permitted by all laws and regulations to which Buyer is subject.

         6.9 LEGAL PROCEEDINGS. No order of any court or administrative agency will be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding will be pending or threatened that would enjoin, restrain, condition or prevent consummation of this Agreement or the transactions contemplated hereby.

         6.10 DELIVERY OF CERTIFICATES. The Shareholders will deliver to Buyer at Closing certificates representing the Shares, duly endorsed for transfer on the Company's books.

         6.11 EXEMPTION FROM REGISTRATION. Buyer will have received such information as it may in its discretion require to determine that the issuance of the Warrants will be exempt from registration under the Securities Exchange Act of 1933, as amended, and any applicable state securities laws.

                                   ARTICLE 7
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                       OF THE COMPANY AND THE SHAREHOLDERS

         The obligations of the Company and the Shareholders to perform and observe the covenants, agreements, and conditions to be performed and observed by any of them at or before the Closing will be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company and the Shareholders.

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Buyer contained in this Agreement and the other Transaction Documents to which it is a party will be true and correct as of the date hereof and at and as of the Closing Date, except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties will be true and correct as of the specified date.

         7.2 PERFORMANCE OF AGREEMENTS. Buyer will have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any other Transaction Document to be performed and complied with by it at or prior to the Closing.

         7.3 APPROVALS AND CONSENTS. All transfers of permits or licenses and all approvals, applications or notices to public agencies, federal, state, local, or foreign, required to be obtained

PAGE 34 - STOCK PURCHASE AGREEMENT
by Buyer for the consummation of the transactions contemplated hereby will have been obtained, and all waiting periods specified by law will have passed.

         7.4 COMPLIANCE WITH LAWS. The consummation of the transactions contemplated by this Agreement will be legally permitted by all laws and regulations to which the Company and the Shareholders are subject.

         7.5 LEGAL PROCEEDINGS. No order of any court or administrative agency will be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding will be pending or threatened that would enjoin, restrain, condition or prevent consummation of this Agreement or the transactions contemplated hereby.

         7.6 PURCHASE PRICE. At Closing Buyer will deliver to the Shareholders
(i) the cash portion of the Purchase Price, (ii) the Notes, and (iii) the Pledge Agreement. The Company will deliver at Closing (iv) the Security Agreement and
(v) the Guaranty.

         7.7 WARRANTS. At Closing Buyer will deliver the Warrants to those individuals listed on Schedule 2.2(d).

                                   ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing (notwithstanding any approval of this Agreement by the Shareholders):

                           (a) by mutual written consent of the Shareholders and
Buyer;

                           (b) by the Shareholders, if Buyer is in material
breach of any of its representations, warranties, covenants, or agreements;

                           (c) by Buyer, if the Company and/or the Shareholders
is or are in material breach of any of its or their representations, warranties, covenants, or agreements;

                           (d) by either the Company or Buyer if the Closing has
not occurred by December 31, 2002; provided, however, that a later date may be agreed upon in writing by the parties hereto; provided further, however, that the right to terminate this Agreement under this subsection (d) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

                           (e) by either the Company or Buyer if there will be
any law or regulation that makes consummation of the sale of the Shares by the Shareholders to Buyer illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating the sale of the Shares by the Shareholders to Buyer is entered and such judgment, injunction, order or decree will become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (e) will have used all reasonable efforts to remove such judgment, injunction, order or decree.

PAGE 35 - STOCK PURCHASE AGREEMENT

         8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1, there will be no further obligation on the part of any party, except that Sections 8.3, 10.3, 10.5, and 10.6 will survive any such termination and nothing will relieve any party from liability for any breach.

         8.3 EXPENSES(a) . Whether or not the transaction contemplated by this Agreement is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants, and legal counsel) will be paid by the party incurring such expenses.

         8.4 AMENDMENT. Buyer, the Company and the Shareholders may amend, modify, or supplement this Agreement at any time, but only in writing duly executed on behalf of each of the parties to be bound thereby.

         8.5 WAIVER. At any time prior to the Closing, any party may (a) extend the time for the performance of any obligation or other act of any other party,
(b) waive any inaccuracy in the representations and warranties contained in any Transaction Document, or (c) waive compliance with any agreement or condition in any Transaction Document. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound. The failure of any party at any time or times to require performance of any provisions will in no manner affect its right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any terms, covenants, representations, warranties or agreements contained in this Agreement will be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or any breach of any other terms, covenants, representations, warranties or agreements.

                                   ARTICLE 9
                          SURVIVAL AND INDEMNIFICATION

         9.1 SURVIVAL. All representations and warranties contained in this Agreement or the other Transaction Documents will survive the Closing. The covenants and agreements contained in this Agreement that contemplate performance after the Closing will survive the Closing and will continue until all obligations with respect thereto will have been performed or satisfied or will have been terminated in accordance with their terms.

         9.2 INDEMNIFICATION.

                  9.2.1 BY RCH AND RCH MEMBERS. From and after the Closing Date, RCH and/or RCH Members, jointly and severally, will indemnify and hold Buyer and its officers, directors, agents, attorneys, and Affiliates (the "Buyer Indemnified Parties") harmless from and against, and will reimburse Buyer Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, taxes, costs or expenses (including but not limited to any legal and accounting fees and expenses) ("Losses") arising out of or in connection with:



PAGE 30 - STOCK PURCHASE AGREEMENT6

                           (a) any inaccuracy in or other breach of any
representation or warranty made by the Company or the Shareholders or RCH Members in this Agreement or in any other Transaction Document;

                           (b) any failure by the Shareholders or, prior to
Closing, by the Company, to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or any other Transaction Document to which it is a party;

                           (c) any claim, demand, cause of action, suit,
proceeding, hearing or investigation ("Claim") by any person or entity relating to the Company's operation of the business on or before the Closing Date;

                           (d) any workers compensation claim relating to the
Company's operation of business on or before the Closing Date which is not covered by the Company's Workers Compensation Policies; or

                           (e) fraud by any of the Shareholders or RCH Members.

9.2.2 BY BUYER. From and after the Closing Date, Buyer will indemnify and hold the Shareholders (the "Seller Indemnified Parties") harmless from and against, and will reimburse the Shareholders for, any and all Losses arising out of or in connection with:

                           (a) any inaccuracy in or other breach of any
representation or warranty made by Buyer in this Agreement or in any other Transaction Document;

                           (b) any failure by Buyer to perform or comply, in
whole or in part, with any covenant or agreement in this Agreement or any other Transaction Document to which it is a party; or

                           (c) any Claim by any person or entity relating to the
Company's operation of the business after the Closing Date.

         9.3 PROCEDURE FOR INDEMNIFICATION.

                  9.3.1 CLAIM NOTICE. In the event that any Indemnified Party sustains or incurs any Losses (or is subject to a claim which if successful would result in a Loss) in respect of which indemnification may be sought pursuant to this Article 9, such Indemnified Party may assert a claim for indemnification by giving written notice (the "Claim Notice") to the indemnifying party, which will describe in reasonable detail the facts and circumstances on which the asserted claim for indemnification is based. Unless the claim described in the Claim Notice is contested by the indemnifying party by written notice to the Indemnified Party of the amount of the claim that is contested, given within 45 days of the receipt of the Claim Notice, the Indemnified Party may recover such undisputed amount of the claim described in the Claim Notice.

                  9.3.2 LIMITATIONS ON CLAIMS.


PAGE 37 - STOCK PURCHASE AGREEMENT

                           (a) Any Claim brought pursuant Section 9.2 hereof
must be made, if at all, not later than (i) the applicable statute of limitations for any claims arising from a breach of the representations contained in Section 3.8 hereof or for any claims against Shareholders or RCH Members pursuant to Section 9.2.1(e), (ii) three years following the Closing Date for claims pursuant to an inaccuracy in or other breach of a representation or warranty made by the Company or the Shareholders pursuant to Sections 3.1, 3.3, 3.5, 3.10, 3.11, 3.13, 3.20, 3.25, and 3.26 (to the extent it relates to the foregoing sections), or (iii) for all other claims, 30 days following the completion of the audited financial statements of the Company by the Company's auditor for the 2003 fiscal year (but in no event later than April 30, 2004, and only for occurrences for the period prior to January 1, 2004).

                           (b) Buyer will not be entitled to assert any Claim
unless and until such time as all of Buyer's Claims exceed, in the aggregate, $165,000 or, if the Purchase Price is adjusted pursuant to this Agreement, 4.4% of the Purchase Price (not including the Warrants) (the "Basket") at which time the amount of any and all Claims may be asserted. In no event will the aggregate liability of RCH or the RCH Members under this Article 9 exceed the Purchase Price ($3,750,000), as it may be adjusted pursuant to this Agreement (the "Cap").

                  9.3.3 THIRD-PARTY CLAIMS.

                           (a) With respect to claims for indemnification
resulting from or in connection with any Claim or any legal proceeding commenced by a third party ("Third Party Claim"), the Indemnified Party will give the Claim Notice to the Indemnifying Party no later than twenty (20) days prior to the time any initial answer or response to the asserted claim is legally required under any applicable court or procedural rule. With respect to Third Party Claims not governed by any applicable court or procedural rule, the Indemnified Party will provide the Claim Notice to the Indemnifying Party within thirty (30) days of receipt of notice of such Claim; provided, however, that the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such Claim is prejudiced by the Indemnified Party's failure to give such notice.

                           (b) The Indemnifying Party will be entitled to
participate in the defense of any Third Party Claim at such Indemnifying Party's expense, and at the option of the Indemnifying Party (subject to the limitations set forth below) will be entitled to assume the defense thereof by appointing a recognized and reputable counsel acceptable to the Indemnified Party to be the lead counsel in connection with such defense; provided that:

                                (i) the Indemnifying Party provides written
notice to the Indemnified Party of its intention to assume the defense of such Third Party Claims within fifteen (15) days of receipt of the Claim Notice; and

                                (ii) the Indemnified Party will be entitled to
participate in the defense of such Third Party Claim and to employ counsel of its choice for such purpose provided that the fees and expenses of such separate counsel will be borne by the Indemnified Party; and


PAGE 38 - STOCK PURCHASE AGREEMENT

                                (iii) the Indemnifying Party will not be
entitled to assume control of such defense (unless otherwise agreed to in writing by the Indemnified Party) or will relinquish control of such defense and in either case will pay the fees and expenses of counsel retained by the Indemnified Party if the Third Party Claim for which the aggregate amount in controversy is less than $10,000.00; and

                                (iv) if the Indemnifying Party will control the
defense of any Third Party Claim, the Indemnifying Party agrees to vigorously defend such claim and to obtain the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld) before entering into any settlement of a claim; provided that prior written consent will not be necessary if pursuant to or as a result of such settlement, injunctive or other relief will be imposed against the Indemnifying Party (and not the Indemnified Party) or such settlement expressly and unconditionally releases the Indemnified Party from all liabilities and obligations with respect to such claim, with prejudice. Notwithstanding the above, with regard to any Third Party Claim for Taxes the Indemnified Party's consent to any settlement may be withheld for any reason, unless the proposed settlement is determined not to have any adverse effect on the tax returns, tax treatments, and tax obligations of the Indemnified Party or its Affiliates; and

                                (v) if the Indemnified Party will control the
defense of such claim, the Indemnified Party agrees to vigorously defend such claim and to obtain the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld) before entering into any settlement of a claim; provided that prior written consent will not be necessary if pursuant to or as a result of such settlement, injunctive or equitable relief will be imposed against the Indemnified Party (and not the Indemnifying Party) or if such settlement expressly and unconditionally releases the indemnifying party from all liabilities and obligations with respect to such claim, with prejudice.

         9.4 REMEDY. Any amounts subject to a Claim Notice from Buyer to RCH or RCH Members pursuant to the provisions of this Article 9 may be paid, in Buyer's sole discretion, by either (a) an offset against any amounts due any to RCH by Buyer under its Note, for so long as any amounts continue to be outstanding under such Note, or (b) directly by bank wire transfer from RCH to Buyer, subject to the limitations set forth in Section 9.3.2. Buyer will notify RCH of Buyer's election pursuant to the preceding sentence within 10 days of (i) the expiration of the period under Section 9.3.1 for dispute of the amounts owing under the Claim Notice, (ii) the final decision of an arbitration conducted pursuant to Section 10.6(b) to resolve the amount due under such Claim Notice, or (iii) any agreement of the Indemnifying Party and Indemnified Party as to the amount due under any Claim Notice. If Buyer chooses to receive the indemnification amounts pursuant to clause (b) above, RCH must initiate the wire transfer to the account designated by Buyer within 3 days of receiving notice of Buyer's election thereof. Nothing in the provisions of this Section 9.4 will limit the remedies of the parties with respect to any matters arising under or related to this Agreement or any of the Transaction Documents. Each party will retain the right to pursue any other remedies, at law or in equity, which such party may have by virtue of the provisions of this Agreement or at law.

         9.5 INVESTIGATIONS; WAIVERS. An Indemnified Party's right to indemnification provided for in this Article 9 will remain in effect notwithstanding any investigation at any time


PAGE 39 - STOCK PURCHASE AGREEMENT
by or on behalf of any party or any waiver by any party of any condition to such party's obligations to consummate the transactions contemplated hereby.

                                   ARTICLE 10
                                     GENERAL

         10.1 EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each party will each pay its own fees and expenses for the negotiation, preparation and carrying out of this Agreement and the other Transaction Documents (including legal and accounting fees and expenses); provided, however, that, should any action be brought hereunder, the attorney fees and expenses of the prevailing party will be paid by the other party to such action. The Shareholders will pay any transfer or similar taxes that may be payable in connection with the transactions contemplated by this Agreement and will pay all expenses of the Company and the Shareholders incurred in connection with the negotiation and preparation of this Agreement and the other Transaction Documents.

         10.2 SPECIFIC ENFORCEMENT. The parties expressly agree that they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, Buyer, the Company and the Shareholders will, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

         10.3 CONSEQUENTIAL DAMAGES. No party will be liable to the other parties for any special, indirect, incidental, or consequential damages resulting from any breach of this Agreement.

         10.4 ASSIGNMENT. This Agreement will not be assigned by operation of law or otherwise, except that Buyer may assign all or any of its rights and obligations to any of its Affiliates. In the event of any such permitted assignment, Buyer will guarantee the performance of such obligations by such assignee.

         10.5 NOTICES. Unless otherwise provided, any notice under this Agreement will be given in writing and will be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) three (3) days after deposit with the U.S. Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by 10 days' advance written notice to the other parties given in the foregoing manner.







PAGE 40 - STOCK PURCHASE AGREEMENT

            To Buyer:                       Sutter Holding Company, Inc.
                                            150 Post Street
                                            Suite 320
                                            San Francisco, CA 94108
                                            Attention: Robert E. Dixon
                                            Facsimile: (415) 788-1515

            with a copy to:                 Davis Wright Tremaine LLP
                                            1300 SW Fifth Avenue, Suite 2300
                                            Portland, Oregon 97201
                                            Facsimile:  (503) 778-5299
                                            Attention:  Broady Hodder

            If to any of the Shareholders:  c/o Concordia Financial Group
                                            3214 Grischy Lane
                                            Cincinnati, Ohio 45208
                                            Attn: Matthew Kappers
                                            Facsimile: _____________________
            With a copy to:                 Finn Dixon & Herling LLP
                                            One Landmark Square
                                            Suite 1400
                                            Stamford, CT 06901
                                            Attention: Tim Birch
                                            Facsimile: 203-348-5777

            To Company:                     Easton Mortgage Corporation
                                            1375 Sutter Street
                                            San Francisco, California
                                            Attention: Chief Executive Officer
                                            or President
                                            Facsimile: 415-951-8988


         10.6 GOVERNING LAW; ARBITRATION; JURISDICTION VENUE.

                           (a) This Agreement will be governed by and construed
under the laws of the state of California without regard to principles of conflict of laws; and

                           (b) Any controversy, dispute, or claim arising out of
or relating to this Agreement or the breach hereof that cannot be settled by mutual agreement (except for actions by any party seeking equitable, injunctive or other relief) will be finally settled by arbitration as follows: Any party who is aggrieved will deliver a notice to the other parties hereto setting forth the specific points in dispute. Any points remaining in dispute 20 days after the giving of such notice will be submitted to arbitration in San Francisco, California, to JAMS/Endispute, before a single arbitrator appointed in accordance with JAMS/Endispute's Arbitration Rules, modified as expressly provided. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings. The decision of the arbitrator on the points in dispute


PAGE 41 - STOCK PURCHASE AGREEMENT
will be final, unappealable, and binding, and judgment on the award may be entered in any court having jurisdiction. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in San Francisco County, California, in connection with any action relating to this Agreement. Notwithstanding any other provision of this Agreement, the arbitrator will be authorized to apportion its fees and expenses and the reasonable attorney fees and expenses of the parties as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator will be borne 50% by Buyer, on the one hand, and 50% by the Shareholders or RCH Members, on the other hand, and each such party will bear the fees and expenses of its own attorneys. The parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this clause will be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award and claims or controversy outside of this Agreement. The parties will keep confidential, and will not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.

         10.7 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement will inure to the benefit of and be binding on the respective successors and assigns of the parties.

         10.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision will be excluded from this Agreement, and the balance of this Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

         10.9 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement constitutes the entire agreement among the parties with respect to this subject matter and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to this subject matter, including, but not limited to, the Letter of Intent, dated September 4, 2002, between Buyer and the Company. This Agreement may be executed in two or more counterparts, which together will constitute one instrument.

                            [SIGNATURE PAGE FOLLOWS]

















PAGE 42 - STOCK PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

EASTON MORTGAGE CORPORATION                    SUTTER HOLDING COMPANY, INC.


By:                                            By:
      ------------------------------              ------------------------------
         Timothy A. Birch                               William G. Knuff, III
         President                                      Chief Executive Officer

RCH, LLC                                       STONE WILLIAMS, LLC
By:                                            By:
      ------------------------------              ------------------------------
Name:                                          Name:
      ------------------------------              ------------------------------
Title:                                         Title:
      ------------------------------              ------------------------------



------------------------------                 ------------------------------
Timothy A. Birch, individually                 Craig R. Bush, individually


------------------------------                 ------------------------------
Lawrence Anspach, individually                 Diana Mead, individually
































PAGE 43 - STOCK PURCHASE AGREEMENT

                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE























































PAGE 44 - STOCK PURCHASE AGREEMENT

                                    EXHIBIT B

                                 FORM OF WARRANT






















































PAGE 45 - STOCK PURCHASE AGREEMENT

                                    EXHIBIT C

                              CONSULTING AGREEMENT






















































PAGE 46 - STOCK PURCHASE AGREEMENT

                                    EXHIBIT D

                        OPINION OF SHAREHOLDERS' COUNSEL






















































PAGE 47 - STOCK PURCHASE AGREEMENT

                                    EXHIBIT E

                            SHAREHOLDERS' CERTIFICATE






















































PAGE 48 - STOCK PURCHASE AGREEMENT

                                    EXHIBIT F

                        SECRETARY'S/OFFICER'S CERTIFICATE






















































PAGE 49 - STOCK PURCHASE AGREEMENT

                                    EXHIBIT G

                                PLEDGE AGREEMENT






















































PAGE 50 - STOCK PURCHASE AGREEMENT

                                    EXHIBIT H

                                COMPANY GUARANTY






















































PAGE 51 - STOCK PURCHASE AGREEMENT

                                    EXHIBIT I

                               SECURITY AGREEMENT























































PAGE 52 - STOCK PURCHASE AGREEMENT